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Exhibit 99.1

Contact:
Joyce Keshmiry
Chief Financial Officer
HearMe
925/399-6193
investor_relations@hearme.com

HearMe Announces Distribution to Stockholders of $0.18 Per Share

        Pleasanton, CA—(February 25, 2002)—HearMe (OTCBB: HEARZ.OB) today announced that its Board of Directors has approved a cash distribution of net available assets of $0.18 per share to stockholders of record as of November 26, 2001, the date previously fixed as the final record date for all distributions. It is currently anticipated that this distribution will be made on or about March 12, 2002.

        This distribution reflects the substantial progress made by HearMe in satisfying or reducing expenses and future liabilities, as well as proceeds from the sale and liquidation or license of certain assets. In addition, the Board of Directors has established a contingency reserve to provide for known and potential future expenses, claims and liabilities during the wind-down period, which is expected to be completed by the end of 2004. HearMe will continue to focus its efforts on winding up its business and affairs in accordance with the plan of liquidation and dissolution adopted by the Company's Board of Directors and stockholders. The Company anticipates that it will continue to file periodic reports with the Securities and Exchange Commission ("SEC") in accordance with SEC requirements until such time as the SEC may waive such requirements.

        The Company may make future distributions to stockholders during or at the conclusion of the three-year wind-down period, as determined by the Company's Board of Directors. There can be no assurance that any additional distribution will be made, however, or that any such distribution will be material in amount.

        HearMe is in the process of finalizing its audited financial statements for the year ended December 31, 2001 and expects to make those financial statements available in its Annual Report on Form 10-K. For further information, please view our public filings with the SEC at www.sec.gov.

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Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements and may include words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or forecasted in such forward-looking statements. No assurance can be given that HearMe will be successful in liquidating its remaining assets, or that the wind-down will result in any remaining capital for distribution to stockholders. HearMe may not be able to negotiate a settlement of all of its obligations to creditors Other potential risks and uncertainties include, without limitation, our ability to retain key employees through the liquidation and dissolution process; the failure of estimates of net proceeds from the sale or license of assets to be realized by HearMe's stockholders, and the lack of reliability of such estimates; uncertainty relating to the amount or timing of any distributions to stockholders; the liability of HearMe's stockholders for HearMe's liabilities in the event contingency reserves are insufficient to satisfy remaining liabilities; litigation that may arise as a result of HearMe's plan to wind down its operations; and changing legislation and government regulation. These and other risk factors are described in detail in HearMe's filings with the SEC. HearMe does not undertake any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

HearMe is a trademark of HearMe. All other products or service names mentioned herein are trademarks of their respective owners.

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  Exhibit 99.1
HearMe Announces Distribution to Stockholders of $0.18 Per Share